FUND ACCOUNTING SERVICE AGREEMENT

between the

ADVISORONE FUNDS

and

GEMINI FUND SERVICES, LLC

INDEX

2. COMPENSATION OF GFS.

3. LIMITATION OF LIABILITY OF GFS

4. REPORTS.

5. ACTIVITIES OF GFS.

6. ACCOUNTS AND RECORDS.

7. CONFIDENTIALITY.

8. DURATION AND TERMINATION OF THIS AGREEMENT.

9. ASSIGNMENT.

10.  NEW YORK LAWS TO APPLY

11. AMENDMENTS TO THIS AGREEMENT.

12. MERGER OF AGREEMENT

13. NOTICES.

SCHEDULE A (FUND LISTING)

7

SCHEDULE B

8

(A) FUND ACCOUNTING SERVICE FEE:

FEE INCREASES

8

(B) EXPENSES.

8

(C) SPECIAL REPORTS.

9

FUND ACCOUNTING SERVICE AGREEMENT

AGREEMENT made the 23rd day of June 2003, by and between the AdvisorOne Funds, a Delaware Business Trust, having its principal office and place of business 4020 South 147th Street, Omaha, NE 68137 (the "Trust"), and Gemini Fund Services, LLC, a Nebraska limited liability company having its principal office and place of business at the Hauppauge Corporate Center, 150 Motor Parkway, Suite 205, Hauppauge, New York 11788 (“GFS”).

BACKGROUND

WHEREAS, the Trust1 consists of various series listed in Schedule A (collectively referred to as the “Funds”) of diversified and non-diversified, open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, GFS is a limited liability company experienced in providing accounting services to mutual funds and possesses facilities sufficient to provide such services; and

WHEREAS, the Trust desires to avail itself of the experience, assistance and facilities of GFS and to have GFS perform for the Trust certain services appropriate to the operations of the Funds, and GFS is willing to furnish such services in accordance with the terms hereinafter set forth.

TERMS

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the Trust and GFS hereby agree as follows:

1. DUTIES OF GFS.

GFS will provide the Trust with the necessary office space, communication facilities and personnel to perform the following services for the Trust:

                  (a) Timely calculate and transmit to NASDAQ the Funds’ daily net asset value and communicate such value to the Funds and their transfer agent;

(a)

Maintain and keep current all books and records of the Funds as required by Rule 31a-1 under the 1940 Act, as such rule or any successor rule may be amended from time to time ("Rule 31a-1"), that are applicable to the fulfillment of GFS's duties hereunder, as well as any other documents necessary or advisable for compliance with applicable regulations as may be mutually agreed to between the Trust and GFS. Without limiting the generality of the foregoing, GFS will prepare and maintain the following records upon receipt of information in proper form from the Funds or their authorized agents:

*

Cash receipts journal

*

Cash disbursements journal

*

Dividend record

*

Purchase and sales - portfolio securities journals

*

Subscription and redemption journals

*

Security ledgers

*

Broker ledger

*

General ledger

*

Daily expense accruals

*

Daily income accruals

*

Securities and monies borrowed or loaned and collateral therefore

*

Foreign currency journals

*

Trial balances

                  (c) Provide the Funds and their investment adviser with daily portfolio valuation, net asset value                    calculation and other standard operational reports as requested from time to time.

                  (d) Provide all raw data available from our fund accounting system (PAIRS) for management’s or the administrators preparation of the following:

                       1. Semi-annual financial statements;

                       2. Semi-annual form N-SAR;

                       3. Annual tax returns;

                       4. Financial data necessary to update form N-1a;

                       5. Annual proxy statement.

                  (e) Provide facilities to accommodate annual audit and any audits or examinations conducted by the Securities and Exchange Commission or any other governmental or quasi-governmental entities with jurisdiction.

GFS shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

2. COMPENSATION OF GFS.

In consideration of the services to be performed by GFS as set forth herein for each portfolio approved for inclusion hereunder by the Board of Trustees of the Trust, GFS shall be entitled to receive compensation and reimbursement for all reasonable out-of-pocket expenses. The Trust agrees to pay GFS the fees and reimbursement of out-of-pocket expenses as set forth in the fee schedule attached hereto as Schedule B.

3. LIMITATION OF LIABILITY OF GFS.

(a) GFS shall be held to the exercise of reasonable care in carrying out the provisions of the Agreement, but shall be without liability to the Trust for any action taken or omitted by it in good faith without gross negligence, bad faith, willful misconduct or reckless disregard of its duties hereunder. It shall be entitled to rely upon and may act upon the accounting records and reports generated by the Trust, advice of the Trust, or of counsel for the Trust and upon statements of the Trust's independent accountants, and shall be without liability for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of GFS, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without gross negligence, bad faith, willful misconduct or reckless disregard of its duties.

(b) Nothing herein contained shall be construed to protect GFS against any liability to the Trust or its security holders to which GFS shall otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties on behalf of the Trust, reckless disregard of  GFS' obligations and duties under this Agreement or the willful violation of any applicable law.

(c) Except as may otherwise be provided by applicable law, neither GFS nor its stockholders, officers, directors, employees or agents shall be subject to, and the Trust shall indemnify and hold such persons harmless from and against, any liability for and any damages, expenses or losses incurred by reason of the inaccuracy of information furnished to GFS by the Trust or its authorized agents.

4. REPORTS.

(a) The Trust shall provide to GFS on a quarterly basis a report of a duly authorized officer of the Trust representing  that all information furnished to GFS during the preceding quarter was true, complete and correct in all material respects. GFS shall not be responsible for the accuracy of any information    furnished to it by the Trust or its authorized agents, and the Trust shall hold GFS harmless in regard to any liability incurred by reason of the inaccuracy of such information.

(b) Whenever, in the course of performing its duties under this Agreement, GFS determines, on the basis of information supplied to GFS by the Trust or its authorized agents, that a violation of applicable law has occurred or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, would occur, GFS shall promptly notify the Trust and its counsel of such violation.

5. ACTIVITIES OF GFS.

The services of GFS under this Agreement are not to be deemed exclusive, and GFS shall be free to render similar services to others so long as its services hereunder are not  impaired thereby.

6. ACCOUNTS AND RECORDS.

The accounts and records maintained by GFS shall be the property of the Trust, and shall be surrendered to the Trust, at the expense of the Trust, promptly upon request by the Trust, provided that all service fees and expenses charged by GFS in the performance of its duties hereunder have been fully paid to the satisfaction of GFS, in the form in which such accounts and records have been maintained or preserved. GFS agrees to maintain a back-up set of accounts and records of the Trust (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original accounts and records are stored. GFS shall assist the Trust's independent auditors, or, upon approval of the Trust, any regulatory body, in any requested review of the Trust's accounts and records. GFS shall preserve the accounts and records as they are required to be maintained and preserved by Rule 31a-1.

7. CONFIDENTIALITY.

GFS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all other information germane thereto, as confidential and not to be disclosed to any person except as may be authorized by the Trust.

8. DURATION AND TERMINATION OF THIS AGREEMENT.

This Agreement shall become effective as of the date hereof and shall remain in force for a period of three (3) years and shall continue in effect for successive twelve-month periods thereafter with the approval of the Board or by a vote of a majority of the outstanding voting securities of the Fund.

Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust.  Additionally, GFS reserves the right to charge for any other reasonable expenses associated with such termination.

 9. ASSIGNMENT.

This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the prior written consent of GFS, or by GFS without the prior written consent of the Trust.

10.  NEW YORK LAWS TO APPLY.

The laws of the State of New York shall govern this Agreement without giving effect to the principles of conflict of laws.  Any controversy or claim arising out of, or related to, this Agreement, its termination or the breach thereof, shall be settled by binding arbitration by three arbitrators (or by fewer, if the parties subsequently agree thereto) in the City of New York, New York, in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrators’ decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

11. AMENDMENTS TO THIS AGREEMENT.

This Agreement may be amended by the parties hereto only if such amendment is in writing and signed by both parties.

12. MERGER OF AGREEMENT.

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

13. NOTICES.

All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Trust:

To GFS:

Brian Nielsen

Kevin Meehan

Secretary

President

AdvisorOne Funds

Gemini Fund Services, LLC

4020 South 147th Street

150 Motor Parkway, Suite 205

Omaha, NE 68137

Hauppauge, NY  11788

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ADVISORONE FUNDS

       GEMINI FUND SERVICES, LLC

By:____________________________                           By:__________________________

        W. Patrick Clarke, President

                        Kevin P. Meehan, President

SCHEDULE A

FUND LISTING

The Amerigo Fund
The Clermont Fund

SCHEDULE B

FUND ACCOUNTING FEE SCHEDULE

FUND ACCOUNTING SERVICE FEE

For the services rendered by GFS in its capacity as fund accounting agent, the Fund shall pay GFS, within ten (10) days after receipt of an invoice from GFS at the beginning of each month, a fee equal to:

MONTHLY FEE PER PORTFOLIO (based upon prior month average net assets):

Fund net assets up to $20 million:

$2,000 per Fund per month

$1,000 per additional class, in excess of initial class, per month

Fund net assets greater than $20 million:

$2,000 per Fund per month

$1,000 per additional class, in excess of initial class, per month

Two (2) basis points (.002%) on all assets between $25 million and  $100 million

One (1) basis point (.001%) on all assets greater than $100 million

On each annual anniversary date of this Agreement, the fees enumerated above will be increased by the change in the Consumer Price Index for the Northeast region (CPI) for the twelve-month period ending with the month preceding such annual anniversary date. Any CPI increases not charged in any given year may be included in prospective CPI fee increases in future years.  For the first year fees will be adjusted to include CPI increases for the following years: 2000, 2001, 2002, and 2003.

 OUT OF POCKET EXPENSES

The Fund shall reimburse GFS for any out-of-pocket expenses, exclusive of salaries, advanced by GFS in connection with but not limited to the printing or filing of documents for the Fund, travel, telephone, quotation services (currently (1) $0.12 per equity valuation, $0.60 per bond valuation, and 1.50 for each foreign quotation or manual quote insertion), facsimile transmissions, stationery and supplies, record storage, NASDAQ insertion fee ($22 (1) per month), pro rata portion of annual SAS 70 review, postage, telex, and courier charges, incurred in connection with the performance of its duties hereunder. GFS shall provide the Fund with a monthly invoice of such expenses and the Fund shall reimburse GFS within fifteen (15) days after receipt thereof.

(1) Rate subject to change on 30 days ’ notice.

SPECIAL REPORTS

All reports and /or analyses requested by the Fund, its auditors, legal counsel, portfolio manager, or any regulatory agency  having jurisdiction over the Fund, that are not in the normal course of fund accounting activities as specified in Section 1 of this Agreement shall be subject to an additional charge, agreed upon  in advance, based upon the following rates:

                       Labor:

                         Senior staff - $150.00/hr.

                         Junior staff - $ 75.00/hr.

                        Computer time - $45.00/hr.

ADDENDUM A-I

FUND LISTING

CMG High Income Absolute Return Fund

ADDENDUM B-I

FUND ACCOUNTING FEE SCHEDULE

FUND ACCOUNTING SERVICE FEE

For the services rendered by GFS in its capacity as fund accounting agent to those funds listed on Addendum A-I, each fund shall pay GFS, within ten (10) days after receipt of an invoice from GFS at the beginning of each month, a fee equal to:

MONTHLY FEE PER PORTFOLIO (based upon prior month average net assets) :

Minimum fee:

$2,500 per Fund (with one initial class included) per month

PLUS

$500 per additional class, in excess of initial class, per month

Two (2) basis points (.002%) on all assets between $25 million and  $100 million

One (1) basis point (.001%) on all assets greater than $100 million

On each annual anniversary date of this Agreement, the fees enumerated above will be increased by the change in the Consumer Price Index for the Northeast region (CPI) for the twelve-month period ending with the month preceding such annual anniversary date. Any CPI increases not charged in any given year may be included in prospective CPI fee increases in future years.  For the first year fees will be adjusted to include CPI increases for the following years: 2000, 2001, 2002, and 2003.

 OUT OF POCKET EXPENSES

Each fund shall reimburse GFS for any out-of-pocket expenses, exclusive of salaries, advanced by GFS in connection with but not limited to the printing or filing of documents for a fund, travel, telephone, quotation services (currently (1) $0.12 per equity valuation, $0.60 per bond valuation, and 1.50 for each foreign quotation or manual quote insertion), facsimile transmissions, stationery and supplies, record storage, NASDAQ insertion fee ($22 (1) per month), pro rata portion of annual SAS 70 review, postage, telex, and courier charges, incurred in connection with the performance of its duties hereunder. GFS shall provide each fund with a monthly invoice of such expenses and the fund shall reimburse GFS within fifteen (15) days after receipt thereof.

(1) Rate subject to change on 30 days’ notice.

SPECIAL REPORTS

All reports and /or analyses requested by a fund, its auditors, legal counsel, portfolio manager, or any regulatory agency  having jurisdiction over the fund, that are not in the normal course of fund accounting activities as specified in Section 1 of this Agreement shall be subject to an additional charge, agreed upon  in advance, based upon the following rates:

                       Labor:

                         Senior staff - $150.00/hr.

                         Junior staff - $ 75.00/hr.

                        Computer time - $45.00/hr.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum to the Fund Accounting Service Agreement dated June 23, 2003 this ___ day of ______, 2003.

ADVISORONE FUNDS

GEMINI FUND SERVICES, LLC

        By:____________________________                           By:__________________________

W. Patrick Clarke, President

                Kevin P. Meehan, President

ADDENDUM A-I FUNDS

        By:____________________________

Stephen Blumenthal

Footnotes

1 The term “Trust” shall refer to the AdvisorOne Funds, and each series of the AdvisorOne Funds that is approved by the Board of Trustees of the AdvisorOne Funds for inclusion under the terms of this agreement, and each series that is so approved shall be subject to the terms of this Agreement without the need for an amendment of or addition to this Agreement.